Exhibit 16.1

May 25, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the disclosure in the section "Changes in Registrants' Certifying Accountant" as included in Item 4.01 of the Form 8-K dated May 25, 2011 of our former client, Sunergy, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,


/s/ Gruber & Company, LLC
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CERTIFIED PUBLIC ACCOUNTANTS